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                                                                   EXHIBIT 3.1.3

                              ARTICLES OF AMENDMENT
                                       OF
                                  BRIAZZ, INC.

         Pursuant to RCW 23B.06.020, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is BRIAZZ, INC. (the "Company").

         SECOND: Section 2.1.2 of the Articles of Incorporation of the Company is deleted in its entirety and replaced with the following text:

         "2.1.2 The total number of shares which this Company is authorized to issue is Three Hundred Million (300,000,000), consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock and Fifty Million (50,000,000) shares of Preferred Stock. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth."

         THIRD: Article 2 of the Articles of Incorporation of the Company is amended to add Section 2.8 Series F Stock, the text of which is attached hereto as Exhibit A.

         FOURTH: The foregoing amendment was approved and recommended to the shareholders of the Company by the Board of Directors of the Company on June 12, 2003, and was duly approved by the shareholders of the Company on July 29, 2003, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.07.040.

         Dated: July 29, 2003

                                     BRIAZZ, INC.

                                     By: /s/ Victor D. Alhadeff
                                        ----------------------------------------
                                        Victor D. Alhadeff
                                        Chief Executive Officer, Chief Financial
                                        Officer, Secretary and Chairman

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                                    EXHIBIT A

2.8.     Series F Stock

         An aggregate of Ten Million (10,000,000) shares of Preferred Stock are hereby designated as Series F Convertible Preferred Stock (the "Series F Stock").

         2.8.1.   Liquidation Rights

         The holders of the Series F Stock shall not be entitled to participate in respect thereof in any Liquidation Event. "Liquidation Event" shall mean, for purposes of this Section 2.8, any distribution of the Company's assets to its shareholders upon the voluntary or involuntary dissolution, liquidation or winding up of the Company.

         2.8.2.   Voting Rights

         Except as otherwise required under the Washington Business Corporation Act, the holders of the Series F Stock shall not be entitled to vote.

         2.8.3.   Conversion Rights

         The holder of the Series F Stock shall have the following rights with respect to the conversion of Series F Stock into Common Stock:

                  (a)      General.

                           (i)      Voluntary Conversion. Each share of the
Series F Stock may, at the option of the holder, be converted at any time into ten (10) fully paid and nonassessable shares of Common Stock (as adjusted in accordance with this Section 2.8, the "Series F Conversion Amount") for a purchase price equal to $0.10 per share of Common Stock (as adjusted in accordance with this Section 2.8, the "Series F Conversion Price"). If the fair market value (at the date of calculation as set forth below) per security for which the Series F Stock is being converted is greater than the then effective Series F Conversion Price, in lieu of converting the Series F Stock for cash, the holder may elect to receive securities or instruments equal to the value (as determined below) of the Series F Stock (or the portion thereof being converted) by requesting that the Company withhold securities or instruments otherwise deliverable pursuant to conversion, in which event the Company shall issue to the holder a number of such securities or instruments computed using the following formula:

                  X = Y (A-B)
                      -------
                         A

         where:

         X =      the number of securities to be issued to the holder

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         Y =      the number of securities purchasable under the shares of
                  Series F Stock being converted by such holder (at the date of such calculation)

         A = the fair market value per security or instruments of such securities or instruments (at the date of such calculation)

         B = the Series F Conversion Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value per security or instrument shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such conversion, the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value (the "Market Price") and (ii) the number of shares of Common Stock into which each such security or instrument is convertible or for which such security or instrument is exchangeable or exercisable at the time of such conversion.

                           (ii)     Mandatory Conversion. Each share of Series F
Stock shall be converted automatically, without any purchase price therefor, without any further action by the holders of the Series F Stock and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, into one-millionth (1/1,000,000) of a share of Common Stock upon the tenth anniversary of the initial issuance of the Series F Stock or in accordance with Section 2.8.3(c)(ii).

                  (b) Adjustments to Series F Conversion Price and Series F Conversion Amount.

                           (i)      Extraordinary Common Stock Event. Upon the
happening of an Extraordinary Common Stock Event:

                                    (A)      The Series F Conversion Price
shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series F Conversion Price by a fraction, the numerator of which shall be the number of fully-diluted shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of fully-diluted shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series F Conversion Price. The Series F Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events; and

                                    (B)      The Series F Conversion Amount
shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by dividing the then effective Series F Conversion Amount by a fraction, the numerator of which shall be the

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number of fully-diluted shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of fully-diluted shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the quotient so obtained shall thereafter be the Series F Conversion Amount. The Series F Conversion Amount, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

"Extraordinary Common Stock Event" shall mean, for purposes of this Section 2.8,
(x) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the Company, (y) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (z) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                           (ii)     Distribution of Assets. In case the Company
shall fix a record date for the making of a distribution to all holders of shares of Common Stock of assets (including securities of a corporation other than the Company) or evidences of its indebtedness or securities (other than cash dividends or cash distributions payable out of funds legally available therefor or dividends payable in shares of Common Stock or distributions referred to in Section 2.8.3(b)(i) or Section 2.8.3(c)), the Series F Conversion Price to be in effect after such record date shall be determined by multiplying the Series F Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Market Price per share of Common Stock five business days prior to such record date, less the fair market value (as determined by the Company's Board of Directors, whose determination shall be conclusive absent manifest error, provided, however, that upon a written request, within 10 business days of notice of such valuation by the Board of Directors, of holders of a majority of the Series F Stock, for purposes of determining the fair market value of the portion of the assets or evidences of indebtedness or securities so to be distributed, the Company shall obtain the opinion of a mutually agreeable investment banking or appraisal firm with respect to such fair market value, which opinion shall be final and binding), of the portion of the assets or evidences of indebtedness or securities so to be distributed applicable to one share of Common Stock and of which the denominator shall be such Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Series F Conversion Price shall be that which would then be in effect if such record date had not been fixed. No adjustment of the Series F Conversion Price pursuant to this Section 2.8.3(b)(ii) shall have the effect of increasing the Series F Conversion Price above the Series F Conversion Price in effect immediately before such adjustment. Upon each adjustment of the Series F Conversion Price pursuant to this Section 2.8.3(b)(ii), the then effective Series F Conversion Amount shall be adjusted to equal the Series F Conversion Amount obtained from the formula in Section 2.8.3(b)(iii)(A) below. If any investment banking or appraisal firm's opinion obtained at the request of holders of Series F Stock shall state that the per share fair market value of the assets or evidences of indebtedness or securities to be distributed is equal to or less than that determined by the Company's Board of Directors, the holders of the Series F Stock shall bear the expense of the firm within 15 days of the holder's receipt of a copy of such opinion and shall reimburse the Company for any actual out-of-pocket expenses paid therefor. Each holder shall bear the pro rata portion of the expenses specified in the previous sentence as such holder's shares of Series F Stock is in relation to all of the outstanding shares of Series F Stock.

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                           (iii)    Sale of Shares Below Series F Conversion
Price.

                                    (A)      If, at any time or from time to
time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this Section 2.8.3(b)(iii) to have issued or sold, Additional Shares of Common Stock (as defined in Section 2.8.3(b)(iii)(D) hereof), other than as provided in Sections 2.8.3(b)(i), 2.8.3(b)(ii) or 2.8.3(c), for an Effective Price (as defined in Section 2.8.3(b)(iii)(E) hereof) less than the then effective Series F Conversion Price, then and in each such case the then applicable Series F Conversion Price shall be reduced to the Series F Conversion Price determined by dividing (A) an amount equal to the sum of (1) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series F Conversion Price and (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (B) the total aggregate number of shares of Common Stock outstanding immediately after such issue or sale. No adjustment of the Series F Conversion Price shall be made in an amount less than $.01 per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series F Conversion Price. Except as provided in Section 2.8.3(b)(iii)(C), no adjustment of the Series F Conversion Price pursuant to this Section 2.8.3(b)(iii) shall have the effect of increasing the Series F Conversion Price above the Series F Conversion Price in effect immediately before such adjustment. Upon each adjustment of the Series F Conversion Price pursuant to Section 2.8.3(b)(ii) or (iii), the then effective Series F Conversion Amount shall be adjusted to equal the Series F Conversion Amount obtained from the following formula:

                  N' = N x E
                       -----
                         E'

         where:

         N' =     the adjusted Series F Conversion Amount.

         N  =     the Series F Conversion Amount prior to adjustment.

         E' =     the adjusted Series F Conversion Price.

         E  =     the Series F Conversion Price prior to adjustment.

                                    (B)      For the purpose of making any
adjustment required under this Section 2.8.3(b)(iii), the aggregate consideration received by the Company for any issue or sale of securities shall
(I) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (II) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors of the Company, and (III) if Additional Shares of Common Stock, Convertible Securities (as defined in Section 2.8.3(b)(iii)(C) hereof) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which

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covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                    (C)      For the purpose of the adjustment
required under this Section 2.8.3(b)(iii), if the Company issues or sells any rights or options for the purchase of stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series F Conversion Price, in each case the Company shall be deemed to have issued, at the time of the issuance of such rights or options or Convertible Securities, the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration to be received by the Company upon exercise or conversion of such rights, options or Convertible Securities together with the consideration, if any, received by the Company for the issuance of such rights, options or Convertible Securities. If the Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series F Conversion Price and Series F Conversion Amount computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged before such increase or decrease became effective, but no further adjustment to the Series F Conversion Price or Series F Conversion Amount shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms. Further, upon the expiration or termination of any Convertible Securities or the expiration of any options or rights related to such Convertible Securities, the Series F Conversion Price and Series F Conversion Amount shall forthwith be readjusted to such Series F Conversion Price and Series F Conversion Amount as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities, or options or rights related to such securities, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (D)      "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 2.8.3(b)(iii), whether or not subsequently reacquired or retired by the Company, other than:

                                             (I)      shares issued or issuable
pursuant to, stock option agreements and stock option, incentive and purchase plans of the Company, existing now or adopted in the future as contemplated or permitted by the Securities Purchase Agreement dated May 28, 2003 among the Company and the original holders of the Series F Stock, as amended through the date of original issuance of the Series F Stock;

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                                             (II)     shares issued or issuable
upon conversion, exercise or exchange of securities outstanding as of the date of initial issuance of the Series F Stock;

                                             (III)    shares issued pursuant to
an Extraordinary Common Stock Event or pursuant to Sections 2.8.3(b)(ii) or 2.8.3(c) hereof;

                                             (IV)     Common Stock issued by the
Company and approved by the Company's Board of Directors to persons or entities with which the Company has business relationships including, but not limited to, corporate partner transactions and lease financings, provided such Common Stock issued is for a primary purpose other than equity financing and provided that such securities are designated as excluded from the definition of Additional Stock by the prior vote or written consent of the holders holding a majority of the outstanding shares of the Series F Stock; and

                                             (V)      additional shares of
Common Stock that are issued or become issuable upon conversion or exercise of other outstanding securities of the Company as a result of the operation of anti-dilution provisions which are contained in the original terms of such securities.

                                    (E)      The "Effective Price" of Additional
Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 2.8.3(b)(iii), into the aggregate consideration received, or deemed to have been received by the Company under this Section 2.8.3(b)(iii), for such Additional Shares of Common Stock.

                                    (F)      If any event shall occur as to
which the provisions of Section 2.8.3(b)(iii) are not strictly applicable (other than by reason of the exceptions set forth in such provisions), but the failure to make any adjustment would materially adversely affect the purchase rights represented by the Series F Stock in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a mutually agreeable investment banking firm that does not have a direct or material indirect financial interest in the Company, which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 2.8.3(b)(iii) necessary to preserve, without dilution, the purchase rights represented by the Series F Stock. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Series F Stock and shall make the adjustments described therein. If the opinion shall state that no adjustment is required to be made, the holders of the Series F Stock shall bear the expense of the firm of independent investment bankers within 15 days of the holder's receipt of a copy of such opinion and shall reimburse the Company for any actual out-of-pocket expenses paid therefor. Each holder shall bear the pro rata portion of the expenses specified in the previous sentence as such holder's shares of Series F Stock is in relation to all of the outstanding shares of Series F Stock.

                                    (G)      The Company will not, by amendment
of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 2.8.3(b)(iii), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series F Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the conversion of the Series F Stock from time to time outstanding and (b) will not take any action which results in any adjustment of the Series F Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Series F Stock would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purposes of issue upon such conversion. A consolidation, merger, reorganization or transfer of assets involving the Company covered by
Section 2.8.3(c) shall not be prohibited by or require any adjustment under this
Section 2.8.3(b)(iii).

                  (c)      Capital Reorganization or Reclassification.

                           (i)      If the Common Stock issuable upon the
conversion of Series F Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 2.8.3(b)(i)), then and in each such event the holders of the Series F Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series F Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein; and

                           (ii)     In case of any consolidation or merger of
the Company with any other company (other than a wholly owned subsidiary of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that holders of each share of Series F Stock then outstanding shall have the right thereafter to convert such share of Series F Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series F Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If the property to be received upon such consolidation, merger, sale, transfer or share exchange is not equity securities, the Company shall give the holders of the Series F Stock ten (10) business days prior written notice of the proposed effective date of such transaction, and if any shares of Series F Stock have not been converted by or on the effective date of such

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transaction, such shares of Series F Stock shall be converted automatically immediately prior the effective date of such transaction in accordance with
Section 2.8.3.(a)(ii).

                  (d) Accountant's Certificate as to Adjustments Notice by the Company. In each case of an adjustment or readjustment of the Series F Conversion Price or the Series F Conversion Amount, the Company at its expense will furnish the holders of the Series F Stock with a certificate, prepared by independent public accountants of recognized standing if so required in writing by the majority of the holders of the Series F Stock, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

                  (e)      Exercise of Conversion Privilege.

                           (i)      Generally. The Series F Stock may not be
converted pursuant to Section 2.8.3 except pursuant to registration under the Securities Act of 1933, as amended (the "1933 Act"), and all applicable state securities laws, or pursuant to available exemptions from such registration requirements. If reasonably requested by the Company, the holders shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such conversion will not require registration of such shares under the 1933 Act. Promptly after receiving the materials required hereby and by Section 2.8.3(e)(ii) or the date of mandatory conversion, as applicable, the Company shall issue and deliver to the holders of the Series F Stock being converted, or, if permitted by applicable securities laws, to the nominee or nominees of such holders, a certificate or certificates as such holders may request for the number of whole shares of Common Stock issuable in accordance with the provisions of this Section 2.8.3 upon the conversion of the Series F Stock. Conversion shall be deemed to have been effected immediately prior to the close of business on the Series F Conversion Date (as defined below for voluntary conversions and for mandatory conversions), and at such time, whether or not certificates representing the shares being converted shall have been received by the Company or its transfer agent in the case of a mandatory conversion, the rights of the holders as holders of the converted shares of Series F Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (ii)     Voluntary Conversion. Before the holders of
the Series F Stock shall be entitled to voluntarily convert such shares to Common Stock pursuant to Section 2.8.3(a)(i), such holders shall surrender (w) the certificate or certificates therefor, duly endorsed, (x) a written notice of conversion containing the number of shares of Series F Stock being converted and such representations, warranties and covenants of the holder to the Company as the Company may reasonably request, (y) unless such notice includes representations and warranties to the effect that the Series F Stock is being converted by the original purchaser at a time when it is an "accredited investor," as defined in Rule 501(a) under the 1933 Act, an opinion of counsel of recognized standing in form and substance satisfactory to the Company or other evidence satisfactory to the Company as to the availability of an exemption from registration under the 1933 Act and applicable state securities laws, and (z) payment in cash or check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder, or, if the Market Price as calculated in accordance with Section 2.8.3(a)(i) is less than the Series F Conversion Price, by requesting that the Company withhold securities or instruments otherwise deliverable pursuant to conversion of the Series F Stock in accordance with the formula set forth in Section 2.8.3(a)(i), at the office of the Company or of any transfer agent for the shares to be converted. With respect to a voluntary conversion pursuant to Section 2.8.3(a)(i), the date when the foregoing materials are received by the Company or a transfer agent for the shares to be converted shall be the "Series F Conversion Date." Notwithstanding the foregoing, if a holder of shares of Series F Stock conditions such voluntary conversion on the occurrence or non-occurrence of a stated event, the date on which such event shall occur (or fail to occur, as the case may be) shall be the "Series F Conversion Date."

                           (iii)    Mandatory Conversion. The holders of Series
F Stock converted pursuant to the mandatory conversion provisions of Section 2.8.3(a)(ii) shall promptly surrender the certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such shares and, if other than the record holders of the converted shares, shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Whether or not such certificates have been so surrendered, with respect to mandatory conversions pursuant to Section 2.8.3(a)(ii), the applicable date specified in Section 2.8.3(a)(ii) for automatic conversion shall be the "Series F Conversion Date."

                  (f) No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series F Stock. Upon such conversion, the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

                  (g) Partial Conversion. In the event some but not all of the shares of Series F Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to the holder, at the expense of the Company, a new certificate representing the shares of Series F Stock that were not converted.

         2.8.4.   No Reissuance of Stock

         No share or shares of Series F Stock converted, purchased or otherwise acquired by the Company shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series F Stock accordingly.

         2.8.5.   Dividends

         The holders of the Series F Stock shall not be entitled to receive dividends.

         2.8.6.   Notices of Record Date

         In the event of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any Liquidation Event or any Extraordinary Common Stock

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

Event, the Company shall mail or deliver, or cause to be mailed or delivered, to the holders of Series F Stock a notice specifying (i) the date on which any such reorganization, reclassification, Extraordinary Common Stock Event or Liquidation Event is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization or Liquidation Event. Such notice shall be mailed or delivered at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

         2.8.7.   Non-Transferability

         Subject to the restrictions on transfer set forth in the Securities Purchase Agreement dated May 28, 2003 among the Company and the original holders of the Series F Stock, as amended through the date of original issuance of the Series F Stock, the Series F Stock shall not be sold or otherwise transferred except under circumstances that will not result in a violation of the 1933 Act or any state securities laws.

         2.8.8.   Waivers

         The obligations of the Company and the rights of the holders of the Series F Stock may be amended, modified or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) only with the written consent of the Company and each holder of the Series F Stock.

                                       10